                                                                     Exhibit 5.1
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         0823G

July 27, 1999

The Directors,
CBT Group Public Limited Company,
Belfied Office Park,
Clonskeagh,
Dublin 4.


Dear Sirs,

Registration Statement on Form S-8
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We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 26, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 422,889 additional ordinary shares (which will be represented by 422,889 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under the Knowledge Well Limited 1998 Share Option Plan (the "KW Plan"), and 38,756 additional ordinary shares (which will be represented by 38,756 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under the Knowledge Well Group Limited 1998 Share Option Plan (the "Group Plan") (together the "Shares").

As your legal counsel, we have examined the KW Plan and the Group Plan and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares under the KW Plan and the Group Plan respectively.

It is our opinion that the Shares will be, if issued in the manner referred to in the KW Plan and the Group Plan, as the case may be, on application by the Optionees under the said Plans for the Shares pursuant to such Plans and pursuant to the respective agreements that accompany those Plans, legally and validly issued and fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 and further consent to the use of our name, wherever appearing in the said Registration Statement, including any Prospectus constituting a part thereof and any amendments thereto.

Yours faithfully,

/s/ BINCHYS
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BINCHYS